The Retirement Plan for Nonemployee Directors
           (Resolutions adopted August 10, 1989, by Board of Directors of Willamette Industries, Inc.)



            RESOLVED that  effective  September 1, 1989,  the company adopts the
following   Retirement  Plan  for   Nonemployee   Directors  to  supplement  the
compensation paid to such directors:

                                    ARTICLE I

                                 PURPOSE OF PLAN

            The purpose of the Plan is to assist Willamette in attracting and retaining qualified nonemployee directors by providing such directors with deferred compensation in addition to their cash retainers and attendance fees.

                                   ARTICLE II

                                ELIGIBLE DIRECTOR

            Any nonemployee director who (i) is on the Willamette Board of Directors (the "Board") on or after September 1, 1989, and (ii) completes at least five full years of service after January 31, 1980, as a nonemployee director shall be eligible to participate in the Plan.

                                   ARTICLE III

                                    BENEFITS

            3.1 AMOUNT OF BENEFIT. Upon retirement from the Board, each Eligible Director shall receive an annual benefit equal in amount to the annual retainer fee being paid at the time of retirement.

            3.2 TIME OF PAYMENT. This annual benefit shall be payable at the same time as the annual retainer fee is payable to active directors. Payment shall continue until the Eligible Director dies or receives the maximum number of payments, whichever occurs first.

            3.3 MAXIMUM NUMBER OF PAYMENTS. The maximum number of payments shall equal the number of complete years of service after January 31, 1980, that the Eligible Director has been a nonemployee director.




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            3.4  DEATH.  No further benefits shall be paid to
anyone after the Eligible Director's death.

                                   ARTICLE IV

                                  NONASSIGNMENT

            An Eligible Director's benefits under the Plan shall not be subject to the claims of creditors or others, nor to legal process, and may not be voluntarily or involuntarily pledged, or encumbered. Any act in violation of this article shall be void.

                                   ARTICLE V

                                    FUNDING

            The Plan shall be unfunded. Benefits shall be payable only from the general assets of Willamette. Neither Eligible Directors nor their heirs shall have any interest in any asset of Willamette, and the status of their claims shall be that of a general creditor of Willamette. The Plan does not create any escrow account, trust fund, or any other form of asset segregation.

                                  ARTICLE VI

                          NO RIGHT TO REMAIN DIRECTOR

            The Plan shall not be deemed to give any individual a right to remain a director of Willamette or create any obligations on the part of the Board to nominate any director for reelection by the stockholders of Willamette.

                                  ARTICLE VII

                                 GOVERNING LAW

            This Plan shall be governed by the laws of the State of Oregon.

                                 ARTICLE VIII

                           AMENDMENT AND TERMINATION

            The Board may, at any time and for any reason, amend or terminate the Plan. In the event of termination, benefits not yet payable under the Plan shall be forfeited.





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